Exhibit 99.1

Preformed Line Products Announces Results For The Fourth Quarter And Full Year 2020

MAYFIELD VILLAGE, Ohio, March 5, 2021 /PRNewswire/ -- Preformed Line Products Company (NASDAQ: PLPC) today reported financial results for the fourth quarter and the full year 2020.

Net sales in the fourth quarter of 2020 were $118.5 million compared to $113.6 million in the fourth quarter of 2019. Net sales for 2020 were $466.4 million compared to $444.9 million in 2019. This represents an 4% increase for the fourth quarter and a 5% increase for the year.

Net income for the quarter ended December 31, 2020 was $2.7 million, or $0.53 per diluted share, compared to $5.6 million, or $1.09 per diluted share, for the comparable period in 2019. Net income for the year ended December 31, 2020 was $29.8 million, or $5.98 per diluted share, compared to $23.3 million, or $4.58 per diluted share in 2019.

Rob Ruhlman, Chairman and Chief Executive Officer, said, "The record net sales and earnings per share in 2020, a very unique year, are the result of the commitment and dedication of our global team over several years. This represents back-to-back record annual net sales and the third consecutive year of record domestic net sales. While dealing with the added challenges of COVID-19 protocols, our global operations continued to meet growing customer demand. Net sales increased in all but the Asia-Pacific segment which was more negatively impacted by the COVID-19 pandemic. Most notably, our PLP-USA operations achieved annual net sales growth of nearly 13%, thanks to the strength and significance of our U.S. based manufacturing facilities which remained fully operational throughout the pandemic. We anticipate COVID-19 will continue to challenge our business as well as the global economy well into 2021. While disruptive, the pandemic created challenges that were met by our teams which ultimately made us stronger as a company. As always, we are fully committed to providing our customers with the high-quality products they require, while staying focused on the safety and well-being of our employees, customers, vendors and their families."

Founded in 1947, Preformed Line Products is an international designer and manufacturer of products and systems employed in the construction and maintenance of overhead and underground networks for energy, communications, and broadband network companies.

Preformed's world headquarters are in Cleveland, Ohio, and the Company operates two domestic manufacturing centers located in Rogers, Arkansas, and Albemarle, North Carolina. The Company serves its worldwide market through international operations in Argentina, Australia, Austria, Brazil, Canada, China, Colombia, Czech Republic, England, France, Indonesia, Malaysia, Mexico, New Zealand, Poland, Russia, South Africa, Spain, Thailand and Vietnam.

This news release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 regarding the Company, including those statements regarding the Company's and management's beliefs and expectations concerning the Company's future performance or anticipated financial results, among others. Except for historical information, the matters discussed in this release are forward-looking statements that involve risks and uncertainties which may cause results to differ materially from those set forth in those statements. Among other things, factors that could cause actual results to differ materially from those expressed in such forward-looking statements include the uncertainty in business conditions and economy due to COVID-19 including the severity and duration of business disruption caused by the pandemic, the strength of the economy and demand for the Company's products and the mix of products sold, the relative degree of competitive and customer price pressure on the Company's products, the cost, availability and quality of raw materials required for the manufacture of products, and the Company's ability to continue to develop proprietary technology and maintain high quality products and customer service to meet or exceed new industry performance standards and individual customer expectations, and other factors described under the headings "Forward-Looking Statements" and "Risk Factors" in the Company's 2019 Annual Report on Form 10-K filed with the SEC on March 6, 2020 and subsequent filings with the SEC. The Annual Report on Form 10-K and the Company's other filings with the SEC can be found on the SEC's website at http://www.sec.gov. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

PREFORMED LINE PRODUCTS COMPANY
STATEMENTS OF CONSOLIDATED OPERATIONS

(In thousands, except per share data)	Three Months Ended December 31		Twelve Months Ended December 31
	2020	2019	2020	2019

Net sales	$ 118,506	$ 113,649	$ 466,449	$ 444,861
Cost of products sold	81,883	77,469	312,436	304,266
GROSS PROFIT	36,623	36,180	154,013	140,595

Costs and expenses
Selling	9,408	9,741	35,637	36,609
General and administrative	16,432	13,320	56,335	51,806
Research and engineering	4,676	4,378	17,625	17,187
Other operating expense - net	2,239	919	4,209	2,366
	32,755	28,358	113,806	107,968

OPERATING INCOME	3,868	7,822	40,207	32,627

Other income (expense)
Interest income	33	170	259	783
Interest expense	(464)	(529)	(2,396)	(2,217)
Other income - net	726	(40)	2,501	265
	295	(399)	364	(1,169)

INCOME BEFORE INCOME TAXES	4,163	7,423	40,571	31,458

Income taxes	1,505	1,821	10,810	8,122

NET INCOME	$ 2,658	$ 5,602	$ 29,761	$ 23,336
Less: Net income attributable to noncontrolling interests	(11)	(22)	(42)	33

NET INCOME ATTRIBUTABLE TO PREFORMED LINE PRODUCTS COMPANY SHAREHOLDERS	$ 2,669	$ 5,624	$ 29,803	$ 23,303

EARNINGS PER SHARE OF COMMON STOCK ATTRIBUTABLE TO PREFORMED LINE PRODUCTS COMPANY SHAREHOLDERS:
Basic	$ 0.54	$ 1.12	$ 6.05	$ 4.63
Diluted	$ 0.53	$ 1.09	$ 5.98	$ 4.58

Cash dividends declared per share	$ 0.20	$ 0.20	$ 0.80	$ 0.80

Weighted-average number of shares outstanding - basic	4,899	5,005	4,923	5,031

Weighted-average number of shares outstanding - diluted	5,027	5,147	4,984	5,087

PREFORMED LINE PRODUCTS COMPANY
CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
(Thousands of dollars, except share and per share data)	2020	2019

ASSETS
Cash and cash equivalents	$ 45,175	$ 38,929
Accounts receivable, less allowances of $3,464 ($3,849 in 2019)	92,686	83,517
Inventories - net	97,537	95,718
Prepaids	17,660	9,522
Other current assets	3,256	4,289
TOTAL CURRENT ASSETS	256,314	231,975

Property, plant and equipment - net	125,965	124,018
Other intangibles - net	14,443	15,116
Goodwill	29,508	27,840
Deferred income taxes	10,863	7,564
Other assets	23,994	27,058

TOTAL ASSETS	$ 461,087	$ 433,571

LIABILITIES AND SHAREHOLDERS' EQUITY

Trade accounts payable	$ 31,646	$ 28,282
Notes payable to banks	17,428	8,696
Current portion of long-term debt	5,216	3,354
Accrued compensation and amounts withheld from employees	14,736	11,817
Accrued expenses and other liabilities	34,748	28,924
TOTAL CURRENT LIABILITIES	103,774	81,073

Long-term debt, less current portion	33,333	53,722
Other noncurrent liabilities and deferred income taxes	31,911	30,208

SHAREHOLDERS' EQUITY
Shareholders' equity:
Common shares - $2 par value, 15,000,000 shares authorized, 4,902,233 and 4,992,979 issued and outstanding, as of December 31, 2020 and December 31, 2019, respectively	13,028	12,848
Common shares issued to rabbi trust, 265,508 and 267,641 shares at December 31, 2020 and December 31, 2019, respectively	(10,940)	(10,981)
Deferred Compensation Liability	10,940	10,981
Paid-in capital	43,134	38,854
Retained earnings	379,035	353,292
Treasury shares, at cost, 1,611,927 and 1,431,235 shares at December 31, 2020 and December 31, 2019, respectively	(88,568)	(79,106)
Accumulated other comprehensive loss	(54,551)	(57,353)
TOTAL PREFORMED LINE PRODUCTS COMPANY SHAREHOLDERS' EQUITY	292,078	268,535
Noncontrolling interest	(9)	33
TOTAL SHAREHOLDERS' EQUITY	292,069	268,568
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$ 461,087	$ 433,571

Andrew S. Klaus, Preformed Line Products, (440) 473-9246